EXHIBIT 1.1

INLAND AMERICAN REAL ESTATE TRUST, INC.

540,000,000

SHARES OF COMMON STOCK

$.001 PAR VALUE PER SHARE

DEALER MANAGER AGREEMENT

July 30, 2007

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523

Ladies/Gentlemen:

Inland American Real Estate Trust, Inc., a Maryland corporation formed on October 4, 2004 (the “Company”), and governed by bylaws (as may be amended from time to time, the “Bylaws”) and Articles of Incorporation (as may be amended from time to time, the “Articles”) in the form incorporated by reference into the Registration Statement, as described in Section 1(a) hereof (the Bylaws and Articles being hereinafter referred to as the “Organizational Documents”), is offering, upon the terms and conditions set forth in the Prospectus (as defined below), (i) on a “best efforts” basis up to 500,000,000 shares of common stock, $.001 par value per share (the “Shares”) for a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of tax-exempt entities) and (ii) up to 40,000,000 Shares for a purchase price of $9.50 per Share for issuance through the Company’s distribution reinvestment plan (collectively the “Offering”).  Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as Appendix C-1 to the Prospectus (appropriately modified, in the case of Canadian subscribers, to conform to applicable requirements of Canadian provincial and territorial securities laws) (the “Subscription Agreement”), and will, upon acceptance of the subscriptions by the Company, become a stockholder of the Company (individually, a “Stockholder” and collectively the “Stockholders”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus.

1.             Representations and Warranties of the Company.  The Company hereby represents and warrants that:

(a)           Registration Statement and Prospectus.  A registration statement (File 333-139504) on Form S-11 with respect to an aggregate of 540,000,000 Shares has been prepared and filed by the Company pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and

Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder.  The registration statement, which includes a preliminary prospectus, was initially filed with the Commission on or about December 20, 2006.  Copies of the registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 424(b).  The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted, are pending before, or to the Company’s knowledge, threatened by the Commission.

(b)           Compliance with the Act.  From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(f) hereof):

(i)            the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements that are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and

(ii)           neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           No Subsequent Material Events.  Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have:

(i)            incurred any material liabilities or obligations; or

(ii)           entered into any material transaction not in the ordinary course of  business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.

(d)           Corporation Status.  The Company is a corporation duly formed and validly existing under the General Corporation Law of the State of Maryland.

(e)           Authorization of Agreement.  This Dealer Management Agreement (this “Agreement”) has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights generally or by equitable principles relating to the availability of remedies).  The performance of this Agreement by the Company and the consummation of the transactions contemplated herein do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the “NASD”) or as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states.

(f)            Pending Actions.  There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the Offering.

(g)           Required Filings.  There are no contracts or other documents required to be filed by the Act or the Rules and Regulations thereunder as exhibits to the Registration Statement which have not been so filed.

(h)           Federal Income Tax Laws.  The Company has obtained an opinion of Shefsky & Froelich Ltd., Chicago, Illinois, stating that, in its opinion, commencing with the taxable year that ended December 31, 2005, the Company was organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s actual method of operation through the date of the opinion has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a REIT.  As noted in the Registration Statement, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which were not, and will not be, reviewed by counsel.  Accordingly, no assurance can be given by counsel that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

(i)            Independent Registered Public Accounting Firm.  To the best of the Company’s knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Act and the Rules and Regulations.

(j)            Authorization of the Shares.  The Company has an authorized and outstanding capitalization as set forth in the Prospectus.  The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company for the consideration set forth in the Prospectus and issued to the respective subscribers, the Shares will be fully paid and non-assessable.  Stockholders will have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares will not be convertible or subject to redemption.

2.             Offering and Sale of the Shares.  On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive Dealer Manager to solicit and to cause other dealers (as described in Section 2(a) hereof) to solicit subscriptions for the Shares at the subscription price to be paid and otherwise upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement.  You agree to use your best efforts to procure subscribers for the Shares, during the period commencing with the Effective Date (as defined in Section 9(a)(i) hereof) and ending on the Termination Date (the “Offering Period”).  The number of Shares, if any, to be reserved for sale by each Soliciting Dealer  (as defined below) may be decided by the mutual agreement, from time to time, of you and the Company.  In the absence of mutual agreement, the Company shall, subject to the provisions of Section 2(b) hereof, accept Subscription Agreements based upon a first come, first accepted reservation or other similar method.  Nothing contained in this Section 2 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve you or any Soliciting Dealer of the responsibility of complying with the rules of the NASD or, if applicable, Canadian provincial and territorial securities laws.

(a)           Soliciting Dealers.  The Shares offered and sold through you under this Agreement shall be offered and sold only by you and, at your sole option, any other securities dealers that you may retain (individually a “Soliciting Dealer” and collectively the “Soliciting Dealers”), each of whom, with respect to offers and sales of Shares in the United States of America, is a member of the NASD, and each of whom with respect to offers and sales of Shares in Canada, is properly registered as a dealer under applicable Canadian provincial and territorial securities laws or exempt from such registration, executing agreements with you substantially in the form of the Soliciting Dealers Agreement attached hereto as Exhibit A (appropriately modified, in the case of Canadian Soliciting Dealers, to conform to applicable requirements of Canadian provincial and territorial securities laws).

(b)           Subscription Agreements and Subscriber Funds.

(i)            Except as otherwise directed by the Company, each person desiring to purchase Shares through you or any other Soliciting Dealer must deliver a completed and signed copy of the Subscription Agreement together with a check payable to the order of “LBNA/Escrow Agent for IARETI” in the amount of $10.00 per Share to you or the Soliciting Dealer.

(ii)           Each Soliciting Dealer shall forward any Subscription Agreement and check to you not later than noon of the next business day after receipt of the Subscription Agreement, if the Soliciting Dealer conducts its internal supervisory procedures at the location where the Subscription Agreement and check were initially received.  If the internal supervisory procedures are performed at a different location (the “Final Review Office”), the Subscription Agreement and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the Subscription Agreement and check by the Soliciting Dealer.  The Final Review Office will, by the next business day following receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to you as processing broker-dealer in order that you may complete your review of the documentation and process the Subscription Agreement and check.  The Company reserves the unconditional right to reject any Subscription Agreement (except for subscriptions through the Company’s distribution reinvestment plan).  Any check received by you directly, or as processing broker-dealer, from the Soliciting Dealers will, in all cases, be forwarded to the Escrow Agent (as defined below) as soon as practicable, but in any event by the end of the second business day following receipt by you.  The Company will promptly notify you or the Soliciting Dealer, as appropriate, of any rejection, and you shall send the check and the Subscription Agreement to the Escrow Agent with directions to promptly return the check and the Subscription Agreement to the rejected subscriber.  All subscription funds may be deposited directly with the Company.

(c)           Sales Literature.  You shall use and distribute in conjunction with the Offering only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company.  With respect to the distribution of Shares in Canada, the Prospectus shall be distributed together with a private placement memorandum “wrap” (the wrap document and the Prospectus being collectively referred to as the “Private Placement Memorandum”) in the form as approved by you, the Company and the Company’s Canadian counsel in order to comply with applicable Canadian provincial and territorial securities laws.

(d)           Jurisdictions.  You shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company for whose account Shares are then offered for sale.  The list of jurisdictions shall be updated by the Company as additional states or Canadian provinces or territories are added.  The Company shall specify only those jurisdictions in which the Offering has been authorized by appropriate state regulatory authorities or Canadian provinces in which the Shares may be offered and sold in reliance on exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.  No Shares shall be offered or sold for the account of the Company in any other states or Canadian provinces or territories.

(e)           Escrow.  Except as otherwise directed by the Company, all funds received by you for the sale of Shares shall be deposited in an escrow account established by the Company at LaSalle Bank, N.A., Chicago, Illinois (the “Escrow Agent”), by the close of the first business day following receipt of such funds by you.

(f)            Termination of the Offering.  The Offering Period will terminate on a date on or before one year from the original effective date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time, but in no event for longer than two years from the original effective date of the Prospectus), subject in any event to the Company’s right to terminate the Offering at any time (the “Termination Date”) and the proceeds will be applied as set forth in the Prospectus.

3.             Dealer Manager Compensation.  As compensation for services rendered hereunder the Company shall pay you the following:

(a)           Subject to the volume discounts and provisions regarding Special Sales (as defined below): (i) a selling commission equal to seven and one-half percent (7.5%) of the selling price of each Share for which a sale is completed with respect to Shares offered on a “best efforts” basis, of which seven percent (7.0%) may be reallowed by you to the Soliciting Dealers; (ii) a marketing contribution equal to two and one-half percent (2.5%) of the selling price of each Share for which a sale is completed with respect to Shares offered on a “best efforts” basis, of which one and one-half percent (1.5%) may be reallowed by you to the Soliciting Dealers; and (iii) all actual expenses incurred in connection with due diligence investigation of the Company or the Offering up to one-half percent (0.5%) of the selling price of each Share for which a sale is completed with respect to Shares offered on a “best efforts” basis (except for certain Special Sales), some portion of which may be reallowed by you to the Soliciting Dealers for any bona fide due diligence expense incurred by the Soliciting Dealers.

(b)           Notwithstanding the provisions of Section 3(a) above, and subject to certain conditions and exceptions explained below, the reallowable selling commission to be paid by the Company shall be reduced for Shares sold to investors making an initial cash investment or, in the aggregate, combined additional investments of at least $250,000.00 through the same Soliciting Dealer in accordance with the following schedule:

Amount of Selling Commission Volume	Amount of Purchaser’s Investment		Maximum Reallowable Commission
Discount	From	To	Per Share
1%	$250,000	$499,999	6%
2%	$500,000	$999,999	5%
3%	$1,000,000	$2,499,999	4%
4%	$2,500,000	$4,999,999	3%
5%	$5,000,000	$9,999,999	2%
6%	$10,000,000	and over	1%

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares with fractional shares being rounded up to the nearest whole number.  Selling commissions will not be paid on whole Shares issued in respect of a volume discount.

(c)           (i) To the extent reasonably practicable, you or the Soliciting Dealer shall combine purchases for the purpose of qualifying an investor for, and crediting a purchaser or purchasers with, additional Shares provided that all combined purchases are made through the same Soliciting Dealer and approved by the Company.  For these purposes, the Company will combine subscriptions made in the Offering with other subscriptions in the Offering by the same purchaser for the purpose of computing amounts invested.  Purchases by individuals within a “primary household group” also will be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or a tenant in common.  For these purposes, a “primary household group” includes the purchaser, the purchaser’s spouse or “domestic or life partner” and all of the purchaser’s unmarried children under the age of twenty-one (21).  For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests.  Purchases by tax-exempt or non tax-exempt entities may be combined with purchases by other tax-exempt entities for purposes of computing amounts invested if investment decisions are made by the same person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities who seek to combine purchases.  You acknowledge and agree that purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested may have adverse tax consequences to the investor.  The investor must mark the “Additional Investment” space on the Subscription Agreement signature page in order for purchases to be combined.  The Company is not responsible for failing to combine purchases if the investor fails to mark the “Additional Investment” space.

(ii)  In the case of subsequent investments or combined investments, a volume discount shall be applicable only on the portion of the subsequent or combined investment that resulted in the investment exceeding the breakpoint.  If the

Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of the combined purchases will be credited on a pro rata basis.  If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of the submission; except however, the additional Shares to be credited to any tax-exempt entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each tax-exempt entity and their combined purchases.

(d)           Notwithstanding the above, in no event shall any investor receive a discount greater than five percent (5.0%) on any purchase of Shares if the investor owns, or may be deemed to own, any Shares prior to subscribing.

(e)           (i)  No commission shall be payable on any subscription rejected by the Company.  The Company may reject a subscription for any reason or for no reason.  In addition, no selling commission, marketing contribution or due diligence expense allowance shall be paid in connection with Shares issued by the Company as compensation for services performed or otherwise provided by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates, or the initial sale of Shares to you or any of your or the Company’s directors, officers, employees or affiliates; provided that the discount on any subsequent sales of Shares to the foregoing entities or individuals may not exceed five percent (5.0%).  You acknowledge and agree that all sales of Shares pursuant to this Section 3(e)(i) shall comply, and be made in accordance, with the rules of the NASD, specifically including, but not in any way limited to, Rule 2790 therein.

(ii)  All selling commissions due hereunder will be paid on a weekly basis, substantially concurrently with the acceptance of a subscriber as a stockholder by the Company; provided, however, that the Company may, in its sole discretion, make these payments on a monthly basis.

(f)            The Company will not pay the reallowable seven percent (7.0%) selling commissions in respect of Special Sales.  For purposes of this Agreement, “Special Sale” shall mean:  (i) the initial sale of shares to each Soliciting Dealer and to any of their respective directors, officers, employees or affiliates who request and are entitled to purchase Shares net of selling commissions; provided that the discount on any subsequent sales of Shares to the foregoing entities or individuals may not exceed five percent (5.0%); (ii) Shares credited to an investor as a result of a volume discount; (iii) the sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature.  The Company shall, however, pay the marketing contribution and due diligence expense allowance in respect of “Special Sales.”  You acknowledge and agree that all sales of Shares pursuant to this Section 3(f)

shall comply, and be made in accordance, with the rules of the NASD, specifically including, but not in any way limited to, Rule 2790 therein.

4.             Covenants of the Company.  The Company covenants and agrees with you that:

(a)           Registration Statement.  The Company will use its commercially reasonable best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which you shall have reasonably objected or which is not, to the best of the Company’s knowledge in compliance with the Act and the Rules and Regulations.  The Company will prepare and file with the Commission and will use its commercially reasonable best efforts to cause to become effective as promptly as possible:

(i)            any amendments to the Registration Statement or supplements to the Prospectus that may be required pursuant to the undertakings in the Registration Statement; and

(ii)           upon your reasonable request, any amendments to the Registration Statement or supplements to the Prospectus that, in the opinion of you or your counsel, may be necessary or advisable.

(b)           SEC Orders.  The Company shall advise you of any request made by the Commission to amend the Registration Statement, supplement the Prospectus or for additional information, or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose.  The Company shall use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

(c)           Blue Sky Qualifications.  The Company shall use its commercially reasonable best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of the jurisdictions as you may reasonably request and to make any applications, file any documents and furnish any information as may be reasonably required for that purpose.  With respect to the offer and sale of Shares in Canada, the Company will file or cause to be filed all forms of undertakings required to be filed by it so that the distribution of the Shares may lawfully occur without the necessity of filing a prospectus in any Canadian province or territory. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from these jurisdictions and will promptly advise you when the Shares become qualified for offering and sale in each jurisdiction.  The Company will promptly advise you of any request made by the securities administrators of each jurisdiction to revise the Registration Statement or the Prospectus or for additional information or of the issuance of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible.  The Company will furnish you with a blue sky survey dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in the survey.

(d)           Amendments and Supplements.  If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act or otherwise during the period of distribution of the Shares, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus or Private Placement Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus or Private Placement Memorandum relating to the Shares, the Company will promptly notify you thereof and will prepare and file with the Commission or any Canadian provincial or territorial securities administrator, as applicable, an amendment or supplement.

(e)           Copies of Registration Statement.  The Company will furnish you copies of the Registration Statement (only one of which need be signed and need include all exhibits), the Prospectus or Private Placement Memorandum and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and any other information with respect to the Company as you may from time to time reasonably request, in each case as soon as available and in such quantities as you may reasonably request.

(f)            Qualification to Transact Business.  The Company will take all reasonable steps necessary to ensure that it will be validly existing as a Maryland corporation at all times and will be qualified to do business in all jurisdictions in which the conduct of its business requires qualification and where qualification is required under local law.

(g)           Authority to Perform Agreements.  The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for it to perform its obligations under this Agreement and the Organizational Documents and to consummate the transactions contemplated hereby and thereby, respectively, or to conduct the business described in the Prospectus.

(h)           Copies of Reports.  The Company will use its commercially reasonable best efforts to furnish to you as promptly as shall be practicable the following:

(i)            a copy of each report or general communication (whether financial or otherwise) sent to the Stockholders;

(ii)           a copy of each report (whether financial or otherwise) filed with the Commission; and

(iii)          such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company.

(i)            Use of Proceeds.  The Company will apply the proceeds from the sale of the Shares as set forth in the Prospectus; provided that, if for any reason, all or a portion of the proceeds of the Offering are not applied or committed for use as provided in the Prospectus within twelve months of the Termination Date, the Company shall promptly return the unused proceeds, with interest, to each subscriber on a pro rata basis.

(j)            Organization and Offering Expenses.  In no event shall the total of the organizational expenses and expenses of the Offering to be paid directly by the Company exceed fifteen percent (15%) of the gross proceeds of the Offering of Shares sold on a “best efforts” basis.

5.             Covenants of the Dealer Manager.  You covenant and agree with the Company on your behalf and on behalf of the Soliciting Dealers as follows:

(a)           Compliance with Laws.

(i)            you and each Soliciting Dealer that offers Shares in the United States of America shall comply with any applicable requirements of the Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the rules of the NASD, specifically including, but not in any way limited to, Rules 2440, 2710, 2730, 2740, 2750, 2790 and 2810 therein;

(ii)           you and each Soliciting Dealer that offers Shares in Canada will comply with all applicable Canadian provincial and territorial securities laws, will not offer or sell Shares in Canada except to “accredited investors” pursuant to Ontario Securities Commission Rule 45-501 or Multilateral Instrument 45-103 of the Canadian Securities Administrators and will not take any action that would obligate the Company to file a prospectus under these laws;

(iii)          you shall not deliver any sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus; and, in accordance with applicable law or as prescribed by any state securities administrator, you shall provide or cause Soliciting Dealers to provide any prospective investor with copies of any exhibit to the Registration Statement; provided that if you intend to deliver the Prospectus by means of electronic delivery, you shall comply with all appropriate procedures including any requirements imposed by the Commission; and

(iv)          with respect to your and each Soliciting Dealer’s participation in any resales or transfers of the Shares, you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements as set forth above.

(b)           No Additional Information.  In offering the Shares for sale, you and each Soliciting Dealer shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for this purpose by the Company.

(c)           Sales of Shares.  You and each Soliciting Dealer shall solicit purchases of the Shares only in the jurisdictions in which you and the Soliciting Dealer are legally qualified to so act and in which you and the Soliciting Dealer have been advised by the Company that solicitation is permissible under the law of the applicable jurisdiction.

(d)           Subscription Agreement.  Subscriptions will be submitted by you and each Soliciting Dealer to the Company only on the form that is included as Appendix C-1 to the Prospectus or as such form of Subscription Agreement as may be revised by the Company.  The Subscription Agreement to be executed by Canadian subscribers will be in the form as approved by you, the Company and the Company’s Canadian counsel.  You and each Soliciting Dealer understand and acknowledge that the Subscription Agreement must be validly executed and delivered by the subscriber.  In addition, you and each Soliciting Dealer shall ensure that no Subscription Agreement is presented to the Company for acceptance until at least five (5) business days after the date on which the subscriber received the Prospectus or Private Placement Memorandum, as the case may be.

(e)           Suitability.  In offering the Shares to any person, you and each Soliciting Dealer shall have reasonable grounds to believe after due inquiry that:  (i) the person has the capability of understanding the fundamental aspects of the Company from either the person’s: (A) employment experience; (B) educational level; (C) access to advice from qualified sources, such as attorneys, accountants and tax advisors; or (D) prior experience with investments of a similar nature; (ii) the person has apparent understanding of: (A) the fundamental risks and possible financial hazards of this type of investment; (B) the risk that the person may lose the entire investment; (C) the lack of liquidity of this investment; (D) the restrictions on transferability of Shares; (E) the background and qualification of the Company’s sponsor and its Business Manager; and (F) the tax consequences of the investment; (iii) the person can reasonably benefit from an investment in the Company based upon the person’s overall investment objectives and portfolio structure; (iv) the person is able to bear the economic risk of the investment based on the person’s overall financial situation; and (v) such other information as we may reasonably request.  You or each Soliciting Dealer (as the case may be) shall maintain records disclosing the basis upon which you and each Soliciting Dealer determined the suitability of any persons offered Shares. Further, you and each Soliciting Dealer shall have reasonable grounds to believe that the person satisfies the higher of the following suitability standards:  (1)(a) a minimum annual gross income of $70,000 and a minimum net worth (excluding home, home furnishings and automobiles) of $70,000; or (b) a minimum net worth of $250,000 (excluding home, home furnishings and automobiles); or (2) the suitability standards set forth in the Subscription Agreement and the Prospectus or Private Placement Memorandum for investors residing in certain states or in Canada.  You and each Soliciting Dealer shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation from the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards.

(f)            Due Diligence.  Prior to offering the Shares for sale, you and each Soliciting Dealer shall have reasonable grounds to believe, based on information made available to you by the Company, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares.  In determining the adequacy of the disclosure, you and each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

(i)            items of compensation;

(ii)           Company properties;

(iii)          tax aspects;

(iv)          financial stability and experience of the Company and the Business Manager;

(v)           conflicts and risk factors; and

(vi)          appraisals and other pertinent reports.

Notwithstanding the foregoing, you and each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

(i)            the Soliciting Dealer has reasonable grounds to believe that the inquiry was conducted with due care;

(ii)           the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and

(iii)          no Soliciting Dealer that participated in the inquiry is an affiliate of the Company or the Business Manager.

Prior to the sale of the Shares, you and each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares.

6.             Expenses.  The Company shall pay all fees and expenses arising from its obligations under this Agreement, including, but not limited to:

(a)           the Commission’s registration fee;

(b)           the expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing copies to you of the Registration Statement, the Prospectus, the Private Placement Memorandum and any amendment or supplement thereto as herein provided;

(c)           the fees and expenses of its accountants and counsel in connection with the Offering contemplated by this Agreement;

(d)           the fees and expenses of any filing with the NASD or any Canadian provincial or territorial securities administrator;

(e)           all of your reasonable expenses in connection with the Offering, subject to the limitations set forth in Section 3(a) above and described in the Prospectus, including, but not limited to, the travel expenses and similar expenses of your employees and personnel incurred in connection with the Offering; and

(f)            the expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, including the expense of preparing and printing the blue sky survey.

7.             Privacy Act.  (i)  The Company, you and each Soliciting Dealer shall comply with all applicable federal, state and provincial regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act.  Privacy provisions of the Gramm-Leach-Bliley Act limit disclosure of customer information to uses required by law, regulation or rule, or uses consistent with the purposes for which this information was disclosed in each Soliciting Dealers Agreement.  “Customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer shared by the Company, you or a Soliciting Dealer.

(ii)  Subject to the provisions of the Gramm-Leach-Bliley Act, the Company, you and each Soliciting Dealer shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in their control.  In the event of any improper disclosure of customer information, the party responsible agrees to immediately notify the other party or parties.

8.             Anti-Money Laundering.  The Company, you and each Soliciting Dealer shall agree to comply with U.S. Department of Treasury regulations (outlined in the Patriot Act) that require reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against a government terrorist list.  Further, the Company, you and each Soliciting Dealer shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request.  All parties will manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any of the other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing.  The Company and you reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

9.             Conditions of Obligations.  Your obligations hereunder shall be subject to the accuracy of the Company’s representations and warranties contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Section 4 and Section 6 hereof, and to the following additional conditions:

(a)           Effectiveness of Registration Statement.

(i)            the Registration Statement shall have become effective not later than 5:00 p.m., Chicago, Illinois time, on the day following the date of this Agreement, or such later time and date as you and the Company shall have agreed (the “Effective Date”);

(ii)           no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and

(iii)          any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

(b)           Accuracy of Registration Statement.  You shall not have advised the Company that the Registration Statement, Prospectus or the Private Placement Memorandum, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

10.           Indemnification.

(a)           Subject to the limitations set forth in this Section 10(a) and Sections 10(b) and 10(c) hereof, the Company shall indemnify and hold harmless you, each Soliciting Dealer and each person, if any, who controls you or any Soliciting Dealer within the meaning of the Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Private Placement Memorandum or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company shall not be required to provide indemnity or hold you harmless for any loss, liability, claim, damage or expense suffered by you or the Company unless:     (i) the party seeking indemnification has determined, in good faith, that its course of conduct was in the best interests of the Company; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Company; (iii) the loss, liability, claim, damage or expense was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party; and (iv) any loss, liability, claim, damage or expense is recoverable only out of the net assets of the Company and not from the personal assets of its Stockholders.

In no case shall the Company be liable under this Section 10(a) with respect to any loss, liability, claim, damage or expense suffered by an Indemnified Party unless the Company shall have been notified in writing by the party seeking indemnity (in the manner provided in Section 13 hereof) within a reasonable time after the assertion thereof; provided that the failure to so notify the Company shall not relieve the Company from any liability unless the failure to notify materially prejudices the Company’s defense of the claim.  The Company shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume with counsel chosen by it and reasonably acceptable to the Indemnified Party the defense, of any claim or suit for which the Indemnified Party seeks indemnification hereunder.

If the Company elects to assume the defense of any such suit and retains counsel, the Company shall not be liable under this Section 10 for any legal or other expenses subsequently incurred by the party seeking indemnity, and the party seeking indemnity shall bear the fees and expenses of any additional counsel unless: (A) the employment of counsel by the Indemnified Party has been authorized by the Company; (B) the Company shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Company; or (C) the Indemnified Party reasonably believes that it has defenses different from, or additional to, those available to the Company.

The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more Indemnified Parties for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Parties receiving the advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if indemnity is later found not to be proper.

Notwithstanding the foregoing provisions of this Section 10, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Soliciting Dealer for use in the Registration Statement or Private Placement Memorandum (or any amendment thereof) or the Prospectus (or any supplement thereto); provided further that if the claim relates to or arises from an untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus or Private Placement Memorandum but eliminated or remedied in any amendment or supplement thereto, the Company shall have no obligation to provide indemnity to you or any Soliciting Dealer if a copy of the Prospectus (or Private Placement Memorandum, if applicable) as so amended or supplemented was not sent or given by you or the Soliciting Dealer to the ultimate purchaser of Shares at or prior to the time the subscription was accepted by the Company; but only if a copy of the Prospectus or Private Placement Memorandum (as so amended or supplemented) had been supplied by the Company to you or any Soliciting Dealer prior to acceptance.  The Company’s obligations hereunder shall be in addition to any other obligations the Company may have under applicable law.

(b)           The Company’s obligations under this Section 10 is further limited to the extent that indemnification is not permitted under this Agreement for loss, liability, claim, damage or expense related to or arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court of competent jurisdiction has approved indemnification to you or the Soliciting Dealer; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of the Tennessee Securities Division and any other state, provincial or territorial securities regulatory authority in which securities of the Company were offered and sold respecting the availability or propriety of indemnification for securities law violations.

(c)           You and each Soliciting Dealer agree to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act and any controlling person of the Company: (i) to the same extent as in the foregoing indemnity from the Company to you and each Soliciting Dealer, but only to the extent that any loss, liability, claim, damage or expense relates to or arises from information relating to you or any Soliciting Dealer furnished in writing by you or the Soliciting Dealer or on your or their behalf for use in the Registration Statement or the Prospectus or the Private Placement Memorandum, or any amendment or supplement thereto; and (ii) for any violation by you or any Soliciting Dealer of any applicable state, provincial, territorial or federal law or any rule, regulation or instruction thereunder, provided that the violation is not committed in reliance on any violation by the Company of any law, rule, regulation or instruction.

You and each Soliciting Dealer further agree to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as the losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of you (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) that is effected other than in accordance with the terms hereof or the blue sky survey supplied to you by the Company (a “Non-Permitted Sale”), whether the Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the blue sky survey, by a sale in a jurisdiction in which you or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in the jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations.  The obligations of you and any Soliciting Dealer hereunder shall be in addition to any other obligations you or the Soliciting Dealers may have under applicable law.

(d)           The notice provisions contained in Section 10(a) hereof, relating to notice to the Company, shall be equally applicable to you and each Soliciting Dealer if the Company or any controlling person of the Company seeks indemnification pursuant to Section 10(c) hereof.  In addition, you and each Soliciting Dealer may participate in the defense, or assure the defense, of any such suit so sought under Section 10(c) hereof and have the same rights and privileges as the Company enjoys with respect to suits under Section 10(a) hereof.

11.           Termination of this Agreement.  This Agreement may be terminated by you in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified.

In any case, this Agreement shall terminate at the close of business on the Termination Date.  Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party other than as provided in Section 6 and Section 10 hereof, which shall survive termination.

12.           Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company, and shall survive the Termination Date.

13.           Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company, to:	Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Roberta S. Matlin
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

with copies to:	Shefsky & Froelich Ltd.
111 E. Wacker Drive, Suite 2800
Chicago, IL 60601
	Attention:	Michael J. Choate
	Telephone:	(312) 836-4066
	Facsimile:	(312) 275-7554

If to the Dealer Manager, to:	Inland Securities Corporation
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Brenda G. Gujral
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

14.           Reference to Inland Securities Corporation.  All references herein to you, the Dealer Manager or Inland Securities Corporation hereunder shall be deemed to include all successors and assigns of Inland Securities Corporation.

15.           Parties.  This Agreement shall inure to the benefit of and be binding upon you, the Company and the successors and assigns of you and the Company.  This Agreement and the conditions and provisions hereof are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, except for the Soliciting Dealers, and the term “successors and assigns,” as used herein, shall not include any purchaser of Shares as such.

16.           Applicable Law.  This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

17.           Effectiveness of Agreement.  This Agreement shall become effective at 6:00 p.m., Chicago, Illinois time, on August 1, 2007, or at such earlier time as you and the Company agree.

18.           Not a Separate Entity.  Nothing contained herein shall constitute you or the Soliciting Dealers or any of them an association, partnership, limited liability company, unincorporated business or other separate entity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

Inland American Real Estate Trust, Inc., a Maryland corporation

By:	/s/ Brenda Gail Gujral
Name:	Brenda Gail Gujral
Title:	President

Accepted as of the date

first above written:

Inland Securities Corporation,
a Delaware corporation

By:	/s/ Roberta S. Matlin
Name:	Roberta S. Matlin
Title:	Vice President

EXHIBIT A

FORM OF INLAND SECURITIES CORPORATION

SOLICITING DEALERS AGREEMENT

INLAND AMERICAN REAL ESTATE TRUST, INC.

FOLLOW-ON OFFERING

«DD_CONTACT»

«BD»

«SUITE»

«ADDRESS»

«CITY», «STA»  «ZIP»

Dear «SAL»:

We have entered into an agreement, which is a part hereof and attached hereto, with Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), under which we have agreed to use our best efforts to solicit subscriptions for shares of the Company’s common stock (the “Dealer Manager Agreement”).  The Company is offering an aggregate maximum of up to 500,000,000 Shares at a price of $10.00 per Share on a “best efforts” basis and up to 40,000,000 Shares issued pursuant to the Company’s distribution reinvestment plan at a price of $9.50 per Share (collectively, the “Offering”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus as defined in the Dealer Manager Agreement.

In connection with performing our obligations under the Dealer Manager Agreement, we are authorized to retain the services of securities dealers who are members of the National Association of Securities Dealers, Inc. (each, a “Soliciting Dealer”) to solicit subscriptions.  You are hereby invited to become a Soliciting Dealer and, as such, to use your best efforts to solicit subscribers for Shares in accordance with the following terms and conditions:

19.                                 A registration statement (the “Registration Statement”) with respect to the Shares has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and has become effective.  The 540,000,000 Shares and the Offering are more particularly described in the Prospectus, which is part of the Registration Statement.  Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request and may be provided to you in electronic version by us or by the Company.  We will also provide you with reasonable quantities of any supplemental literature prepared or approved by the Company for use in the Offering.

20.                                 (a)  You may undertake solicitation and other activities only in accordance with the Dealer Manager Agreement, this Soliciting Dealer Agreement (this “Agreement”), the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations of the Commission, the blue sky survey hereinafter referred to and the rules of the National Association of Securities Dealers, Inc. (the “NASD”), including, but not limited to, NASD Rules 2440, 2710, 2730, 2740, 2750, 2790 and 2810.  In offering the Shares to any person, you must have reasonable grounds to believe after due inquiry that: (i) the person has the capability of understanding the fundamental aspects of the Company from either the person’s: (A) employment experience; (B) educational level; (C) access to advice from qualified sources, such as attorneys, accountants and tax advisors; or (D) prior experience with investments of a similar nature; (ii) the person has apparent understanding of: (A) the fundamental risks and possible financial hazards of this type of investment; (B) the risk that the person may lose the entire investment; (C) the lack of liquidity of this investment; (D) the restrictions on transferability of Shares; (E) the background and qualification of the Company’s sponsor and its Business Manager; and (F) the tax consequences of the investment; (iii) the person can reasonably benefit from an investment in the Company based upon the person’s overall investment objectives and portfolio structure; (iv) the person is able to bear the economic risk of the investment based on the person’s overall financial situation; and (v) such other information as we may reasonably request.  You shall maintain records disclosing the basis upon which you determined the suitability of any persons offered Shares.  Further, you shall have reasonable grounds to believe the person satisfies the higher of the following suitability standards:  (1)(a) a minimum annual gross income of at least $70,000 and a minimum net worth (excluding home, home furnishings and automobiles) of at least $70,000; or (b) a minimum net worth of at least $250,000 (excluding home, home furnishings and automobiles); or (2) the suitability standards set forth in the Subscription Agreement attached as Appendix C-1 to the Prospectus (the “Subscription Agreement”) and the Prospectus for investors residing in certain states.  You shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation from the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards.

(b)           In addition to the requirements set forth in Section 2(a) hereof, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investor’s investment in the Shares may not exceed ten percent (10%) of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash, after subtracting the investor’s total liabilities from its total assets;

(c)           In addition to the requirements set forth in Section 2(a) hereof, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in the Shares and similar direct participation investments should not exceed ten percent (10%) of the investor’s liquid net worth.  For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities; and

(d)           You shall:  (i) deliver to each person who subscribes for the Shares, a Prospectus, as then supplemented or amended, prior to the tender of his or her Subscription Agreement; (ii) comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the later of the termination of the distribution of the Shares or the expiration of ninety (90) days after the first date upon which the Shares were offered to the public; (iii) deliver, in accordance with applicable law or as prescribed by any state securities administrator, to any person a copy of any prescribed document included within the Registration Statement; and (iv) maintain in your files for at least six years, documents disclosing the basis upon which you determined the suitability of each purchaser of Shares.  If you intend to electronically deliver the Prospectus to any person, you shall comply with all requirements promulgated by the Commission for electronic delivery.

21.                                 (a) Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement, we shall pay to you a selling commission equal to seven percent (7.0%) of the price paid per Share for all Shares sold (except for Special Sales (as defined below)) on a “best efforts” basis for which you have acted as Soliciting Dealer pursuant to this Agreement.  Any selling commission earned by you shall be payable to you by us solely from the proceeds of selling commissions paid to us by the Company for the sale of its Shares, and will not be paid until any and all commissions payable by the Company to us have been received by us.

(b)           Notwithstanding the provisions set forth above, with respect to investors making an initial cash investment or, in the aggregate, combined additional investments of at least $250,000 through you as Soliciting Dealer, we shall pay your selling commissions in accordance with the following schedule:

Amount of Selling Commission	Amount of Purchaser’s Investment		Maximum Reallowable Commission
Volume Discount	From	To	Per Share
1%	$250,000	$499,999	6%
2%	$500,000	$999,999	5%
3%	$1,000,000	$2,499,999	4%
4%	$2,500,000	$4,999,999	3%
5%	$5,000,000	$9,999,999	2%
6%	$10,000,000	and over	1%

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole Shares with any fractional Shares being rounded up to the nearest whole number.  Selling commissions will not be paid on any Shares in respect of a volume discount.

(c)           (i)  To the extent reasonably practicable, you shall combine purchases for the purpose of qualifying for a volume discount and crediting a purchaser or purchasers with additional Shares for the above described volume discount;  provided that all combined purchases are made through you and approved by the Company.  For these purposes, the Company will combine subscriptions made in the Offering by the same purchaser with other subscriptions in the Offering for the purpose of computing amounts invested.  Purchases by individuals within a “primary household group” also will be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or a tenant in common.  For these purposes, a “primary household group” includes the purchaser, the purchaser’s spouse or “domestic or life partner” and all of the purchaser’s unmarried children under the age of twenty-one (21).  For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests.  Purchases by tax-exempt or non tax-exempt entities may be combined with purchases by other tax-exempt entities for purposes of computing amounts invested if investment decisions are made by the same person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities who seek to combine purchases.  You acknowledge and agree that purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested may have adverse tax consequences to the investor and shall advise the investor accordingly.  The investor must mark the “Additional Investment” space on the Subscription Agreement signature page in order for purchases to be combined.  The Company is not responsible for failing to combine purchases if the investor fails to mark the “Additional Investment” space.

(ii)           In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint.  For example, a person investing $50,000 who previously invested $240,000 may combine these amounts to reach the $250,000 breakpoint entitling the person to a lower sales commission on the $50,000 investment.  If the Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of the combined purchases will be credited on a pro rata basis.  If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of the combined purchases will be credited to the last component purchase unless the Company is otherwise directed in writing at the time of the submission; except however, the additional Shares to be credited to any tax-exempt entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each tax-exempt entity and their combined purchases.

(d)           Notwithstanding the above, in no event shall any investor receive a discount greater than five percent (5.0%) on any purchase of Shares if the investor owns, or may be deemed to own, any Shares prior to subscribing.  This restriction may limit the amount of the volume discount after the purchaser’s initial purchase and the amount of additional Shares that may be credited to a purchaser as a result of combining purchases.

(e)           (i)  You also may receive a marketing contribution in an amount equal to a maximum of one and one-half percent (1.5%) of the price per Share for all Shares sold on a “best efforts” basis for which you have acted as Soliciting Dealer hereunder.  We may advance to you certain marketing expenses for items such as Soliciting Dealer conferences.  Any such advances and any bona fide due diligence expenses incurred by you will be later deducted from any marketing contribution that may otherwise be paid to you.  You may reallow all or any portion of the marketing contribution to any of your registered representatives to the extent permitted under applicable law and regulations including federal and state securities laws, any rules or regulations thereunder and the rules and regulations of the NASD.

(ii)           We or the Company will also reimburse you for all actual expenses incurred in connection with your due diligence investigation of the Company or the Offering up to one-half percent (0.5%) of the sale price of the Shares offered on a “best efforts” basis for bona fide due diligence expenses incurred by you.

(f)            No selling commission, marketing contribution or due diligence expense allowance shall be paid in connection with Shares issued by the Company as compensation for services performed or otherwise provided by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates, or the initial sale of Shares to Inland Securities Corporation or any of its or the Company’s directors, officers, employees or affiliates; provided that the discount on any subsequent sales of Shares to the foregoing entities or individuals may not exceed five percent (5.0%).  You shall not be entitled to receive any compensation attributable to any of these purchase(s).  You acknowledge and agree that all sales of Shares pursuant to the foregoing paragraph of this Section 3(f) shall comply, and be made in accordance, with the rules of the NASD, specifically including, but not in any way limited to, Rule 2790 therein.

Further, certain other Special Sales will be effected directly by the Company and not pursuant to this Agreement, and no selling commission shall be payable in connection with these Special Sales.  For purposes of this Agreement, “Special Sale” shall mean:  (i) the initial sale of shares to each Soliciting Dealer and to any of their respective directors, officers, employees or affiliates who request and are entitled to purchase Shares net of selling commissions; provided that the discount on any subsequent sales of Shares to the foregoing entities or individuals may not exceed five percent (5.0%); (ii) Shares credited to an investor as a result of a volume discount; (iii) the sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature.  The marketing contribution and due diligence expense allowance will, however, be paid and may be reallowed in respect of any Special Sales.  You acknowledge and agree that all sales of Shares pursuant to the foregoing paragraph of this Section 3(f) shall comply, and be made in accordance, with the rules of the NASD, specifically including, but not in any way limited to, Rule 2790 therein.

Notwithstanding the foregoing, no commission shall be payable on any subscription rejected by the Company.  Accordingly, the authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) resides solely in us, in our capacity as the Dealer Manager and processing broker-dealer.

22.                                 We reserve the right to notify you by telegram or by other means of the number of Shares reserved for sale by you.  These Shares will be reserved for sale by you until the time specified in our notice to you.  Sales of any reserved Shares after the time specified in the notice or any requests for additional Shares will be subject to rejection in whole or in part.

23.                                 Except as otherwise directed by the Company, payments for Shares must be made by check payable to “LBNA/Escrow Agent for IARETI” and forwarded together with a copy of the Subscription Agreement or such other form of subscription agreement as may be revised by the Company executed by the subscriber, to Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, not later than noon of the next business day after receipt of the Subscription Agreement and check if your internal supervisory procedures are completed at the site at which the Subscription Agreement and check were received by you.  If your internal supervisory procedures are performed at a different location (the “Final Review Office”), you shall transmit the check and Subscription Agreement to the Final Review Office by the end of the next business day following your receipt of the Subscription Agreement and check.  The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to us as processing broker-dealer.  Except as otherwise directed by the Company, if any Subscription Agreement solicited by you is rejected by the Company, the Subscription Agreement and check will be forwarded to the escrow agent LaSalle Bank N.A., Chicago, Illinois, for prompt return to the rejected subscriber.

24.                                 We will inform you as to the jurisdictions in which we have been advised by the Company that the Shares have been qualified for sale or are exempt under the respective securities or “blue sky” laws of the jurisdictions; provided, however that neither we nor the Company has assumed, and will not assume, any obligation or responsibility as to your qualification or your right to act as a broker or dealer with respect to the Shares in any jurisdiction.  You shall not make any offers except in states in which we may advise you that the Offering has been qualified or is exempt.  The blue sky survey that has been, or will be, furnished to you indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.  Under no circumstances shall you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which you may lawfully so engage unless you have complied with the provisions hereof.

25.                                 Neither you nor any other person is authorized by the Company or by us to give any information or make any representations in connection with this Agreement or the offer of Shares other than those contained in the Prospectus, as then amended or supplemented, or any sales literature approved by us and the Company.  You shall not publish, circulate or otherwise use any other advertisement or solicitation material without our prior written approval.  You are not authorized to act as our agent in any respect, and you shall neither act as our agent nor purport to act as our agent.

26.                                 We shall have full authority to take any action we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder.  We shall not be liable to you for any loss, liability, claim, damage or expense whatsoever except for obligations expressly assumed by us hereunder; provided further, that nothing in this paragraph shall be deemed to relieve the undersigned from any liability imposed by the Act.

27.                                 You shall comply with all applicable federal and state regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act.  Privacy provisions of the Gramm-Leach-Bliley Act limit disclosure of customer information to uses required by law, regulation or rule, or uses consistent with the purposes for which this information was disclosed in this Agreement.  “Customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer provided or shared by the Company, us and you.

Subject to the provisions of the Gramm-Leach-Bliley Act, you shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in your control.  In the event of any improper disclosure of customer information, the party responsible for the improper disclosure agrees to immediately notify the other party hereto of such disclosure.

28.                                 You shall comply with U.S. Department of Treasury regulations (outlined in the Patriot Act) that require reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against a government terrorist list.  Further, you shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request.  You shall manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any of the other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing.  The Company and we reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

29.                                 Under the Dealer Manager Agreement, and subject to the limitations contained therein, the Company has agreed to indemnify you and us and each person, if any, who controls you or us, in certain instances and against certain liabilities, including liabilities under the Act in certain circumstances.  You agree to indemnify the Company and each person who controls it as provided in the Dealer Manager Agreement and to indemnify us to the extent and in the manner that you agree to indemnify the Company in the Dealer Manager Agreement.

30.                                 You hereby authorize and ratify the execution and delivery of the Dealer Manager Agreement by us as Dealer Manager for ourselves and on behalf of the Soliciting

Dealers (including you) and authorize us to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto.  You hereby agree to be bound by all provisions of the Dealer Manager Agreement relating to Soliciting Dealers.  You also authorize us to exercise, in our discretion, all the authority or discretion now or hereafter vested in us by the provisions of the Dealer Manager Agreement and to take all such actions as we may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

31.                                 This Agreement, except for the provisions of Section 8 and Section 11 hereof, may be terminated at any time by either party hereto by two days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Section 8 and Section 11 hereof, each of which shall terminate seven (7) years from the date hereof.

32.                                 All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:  (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager, to:	Inland Securities Corporation
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Brenda G. Gujral
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

with copies to:	Shefsky & Froelich Ltd.
111 E. Wacker Drive, Suite 2800
Chicago, IL 60601
	Attention:	Michael J. Choate
	Telephone:	(312) 836-4066
	Facsimile:	(312) 275-7554

If to the Soliciting Dealer, to:

33.                                 Nothing herein contained shall constitute you, the Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

34.                                 Prior to offering the Shares for sale, you shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company or its affiliates through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares.  In determining the adequacy of disclosed facts pursuant to the foregoing, you may obtain, upon request, information on material facts relating at a minimum to the following:

(a)                                  items of compensation;

(b)                                 Company properties;

(c)                                  tax aspects;

(d)                                 financial stability and experience of the Company and the Business Manager;

(e)                                  conflicts and risk factors; and

(f)                                    appraisals and other pertinent reports.

Notwithstanding the foregoing, you may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

(i)                                     the other Soliciting Dealer has reasonable grounds to believe that the inquiry was conducted with due care;

(ii)                                  the results of the inquiry were provided to you with the consent of the other Soliciting Dealer conducting or directing the inquiry; and

(iii)                               no Soliciting Dealer that participated in the inquiry is an affiliate of the Company.

Prior to the sale of the Shares, you shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares.

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If the foregoing is in accordance with your understanding and agreement, please sign and return the attached duplicate of this Agreement.  Your indicated acceptance thereof shall constitute a binding agreement between you and us.

Very truly yours,

INLAND SECURITIES CORPORATION

By:	Roberta S. Matlin
Title:	Vice President
Date:

We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement and the attached Dealer Manager Agreement.  We hereby represent that we will comply with the applicable requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws including the rules and regulations thereunder.  We confirm that we are a member in good standing of the NASD and represent that we will comply with the rules and regulations promulgated by the NASD.

Dated:

Name of Soliciting Dealer:

Federal Employer Identification Number:

By:
Authorized Signature	Please print Name and Title

Kindly have checks representing commissions forwarded as follows (if different than above):

(Please type or print)

Name of Firm:

Address
Street:
City:
State and Zip Code:
(Area Code) Telephone No.:

Attention:
SOLICITING DEALERS AGREEMENT
INLAND AMERICAN REAL ESTATE TRUST, INC. FOLLOW-ON OFFERING